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                                                                   EXHIBIT 10.34

                           LEASE EXTENSION AGREEMENT

    This Lease Extension Agreement {"Agreement") is entered into by and between St. John Knits, Inc., a California corporation as Tenant and The Alhambra Partners, a California limited partnership as Landlord under that certain Industrial Real Estate Lease dated November 13, 1985 ("Lease") between Landlord and Tenant.

                                   RECITALS

A. Pursuant to the terms of the Lease Tenant's initial lease term expires on August 31, 1996.

B. Tenant has the right to extend the Term of the Lease for two extended terms of five years each.

C. Tenant has exercised its initial option to extend the Lease Term to August 31, 2001 and Landlord and Tenant now desire to extend the term of and modify the provisions of the Lease to provide Tenant the right to occupy the Property for an additional five (5) year term on the terms and conditions of the Lease as modified in the manner set forth below.

    In consideration of the foregoing recitals and the covenants and conditions hereinafter contained, the parties agree as follows:

1.  LEASE TERM. The term of this Agreement shall be a period of five (5) years,
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    commencing September 1, 1996 and ending August 31, 2001. Tenant shall have the right to extend the Term for one additional five (5) year period in accordance with the provisions of the Lease.

2.  BASE RENT. Base Rent during the extension Term shall be $260,760.00 per year
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    for the first extension term ($0.53 per square foot per month). Base Rent shall be increased annually on the 1st day of September of each year thereafter by an amount equal to 4% of the Base Rent due in August of each year.

3.  OPTION TO RENEW. Pursuant to the terms of the Lease Tenant has one
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    additional option to extend the Lease Term for an additional five year term.

4.  FULL FORCE AND EFFECT. Except as modified in the manner set forth in this
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    Agreement, the Lease shall remain in full force and effect during the extension Term provided herein.


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5.  FURTHER ASSURANCES. Each party agrees to perform any further acts and to execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

Executed this 30th day of July, 1996 to be effective September 1, 1996.

TENANT:

St. John Knits, Inc., a California corporation

By: /s/ ROGER G. RUPPERT
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    Roger G. Ruppert, Sr. Vice President/Chief Financial Officer


LANDLORD:

The Alhambra Partners, a California limited partnership

By: /s/ ROBERT E. GRAY, Trustee of Gray Family Trust
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    Robert E. Gray, Trustee of The Gray Family Trust, General Partner